                                                                    EXHIBIT 1(b)

                                4,500,000 Shares

                      ELECTRONIC DATA SYSTEMS CORPORATION

                            (a Delaware corporation)

                                  Common Stock

                          (Par Value $0.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT
                        --------------------------------


                                                                          , 1996

MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.
SALOMON BROTHERS INTERNATIONAL LIMITED
FURMAN SELZ LLC
     as International Lead Managers of the several International Managers

c/o  Merrill Lynch International
     Ropemaker Place
     25 Ropemaker Street
     London EC2Y 9LY
     England

Ladies and Gentlemen:

     Electronic Data Systems Corporation, a Delaware corporation (the "Company"), and United States Trust Company of New York (the "Trustee"), as trustee of the General Motors Hourly Plan Special Trust established under the General Motors Hourly-Rate Employees Pension Plan (the "Hourly Plan"), for the account and on behalf of the Hourly Plan (the "Selling Stockholder"), confirm their respective agreements with Merrill Lynch International ("Merrill Lynch International") and each of the other underwriters named in Schedule A hereto (collectively, the "International

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Managers," which term shall also include any underwriter substituted as hereinafter provided in Article VIII), for whom Merrill Lynch International, Morgan Stanley & Co. International Limited, Goldman Sachs International, Bear, Stearns International Limited, Lehman Brothers International (Europe), J.P. Morgan Securities Ltd., Salomon Brothers International Limited, and Furman Selz LLC are acting as Managers (in such capacity, the "International Lead Managers"), with respect to the sale by the Selling Stockholder of 4,500,000 shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), and the purchase by the International Managers, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite their names in Schedule A hereto (the "Initial International Securities"), and with respect to the grant by the Selling Stockholder to the International Managers, acting severally and not jointly, of the option described in Article I hereto to purchase all or any part of the respective number of additional shares set forth opposite their names in Schedule A hereto of Common Stock (the "Option International Securities") to cover over-allotments, if any, in each case except as may otherwise be provided in the International Pricing Agreement, as hereinafter defined. The aggregate number of Initial International Securities and all or any part of the Option International Securities are collectively hereinafter called the "International Securities."

     It is understood that the Company and the Selling Stockholder are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Selling Stockholder of 25,500,000 shares of Common Stock (the "Initial U.S. Securities" and, together with any additional shares of Common Stock offered subject to over-allotments, the "U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Lehman Brothers Inc., J.P. Morgan Securities Inc., Salomon Brothers Inc, and Furman Selz LLC are acting as representatives (the "U.S. Representatives"). It is understood that the Selling Stockholder is not obligated to sell, and the International Underwriters are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

     The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities."

     Prior to the purchase and public offering of the International Securities by the several International Managers, the Selling Stockholder and the International Lead Managers, acting on behalf of the several International Managers, shall enter into an agreement substantially in the form of Exhibit A hereto (the "International Pricing Agreement"). The International Pricing Agreement may take the form of an exchange of any standard form of written communication among the Selling Stockholder and the International Lead Managers and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the International Securities will be governed by this Agreement, as supplemented by the International Pricing Agreement. From and after the date of the execution and delivery of the International Pricing Agreement, this Agreement shall be deemed to

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incorporate the International Pricing Agreement.  The date of the International
Pricing Agreement is referred to as the "Representation Date." The initial public offering price and the purchase price with respect to the U.S. Securities shall be set forth in a separate instrument (the "U.S. Pricing Agreement"), the form of which is attached to the U.S. Purchase Agreement.

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (in such capacity, the "Global Coordinators").

     The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 333-      ) and related
preliminary prospectuses for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required. Such registration statement (as amended, if applicable), the prospectus constituting part of the Registration Statement which relates to the International Securities and the prospectus also constituting part of the Registration Statement which relates to the U.S. Securities (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and all documents, if any, incorporated by reference thereafter), as from time to time amended or supplemented pursuant to the 1933 Act, are hereinafter referred to as the "Registration Statement," the "International Prospectus" and the "U.S. Prospectus," respectively, and the International Prospectus and the U.S. Prospectus are hereinafter together called "Prospectuses" and, each individually, a "Prospectus," except that if any revised prospectuses shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectuses on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be or is filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "International Prospectus" and "U.S. Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the International Managers or the U.S. Underwriters, as the case may be, for such use. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system.

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

                                      I.

          On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Selling Stockholder, at the price per share set forth in the International Pricing Agreement, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Article VIII hereof.

          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the International Managers, severally and not jointly, to purchase up to the aggregate number of Option International Securities set forth opposite their respective names in Schedule A hereto at the price per share set forth in Paragraph (2) of the International Pricing Agreement. If the option is exercised as to all or any portion of the Option International Securities, the Selling Stockholder will sell and each of the International Managers, acting severally and not jointly, will purchase from the Selling Stockholder the number of Option International Securities which bears the same proportion to the total number of Option International Securities to be purchased from the Selling Stockholder as the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities. The option hereby granted will expire 30 days after the Representation Date, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the International Lead Managers to the Selling Stockholder and the Company setting forth the number of Option International Securities as to which the several International Managers are then exercising the option and the time, date and place of payment and delivery for such Option International Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the International Lead Managers but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed upon by you, the Selling Stockholder and the Company.

          The purchase price per share to be paid by the several International Managers for the International Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the International Lead Managers and the Selling Stockholder. The initial public offering price per share of the International Securities shall be a fixed price to be determined by agreement between the International Lead Managers and the Selling Stockholder. The initial public offering price and the purchase price, when so determined, shall be set forth in the International Pricing Agreement. The price per share for the U.S. Securities to be purchased by the U.S. Underwriters pursuant to the U.S. Purchase Agreement shall be identical to the price per share for the International Securities to be purchased by the International Managers hereunder.

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

                                      II.

          The Company and the Selling Stockholder understand that the International Managers propose to make a public offering of the International Securities upon the terms set forth in the Prospectus as soon as the International Lead Managers deem advisable after the Registration Statement becomes effective and the International Pricing Agreement has been executed and delivered.

          In accordance with the Selling Stockholder's obligations to the Company under Section 3(g) of that certain Registration Rights Agreement, dated March 12, 1995, between General Motors Corporation ("GM") and the Selling Stockholder, as succeeded to by the Company pursuant to that certain Succession Agreement, dated June 7, 1996, between GM and the Company, and Section 1(d) of that certain Transfer Agreement dated March 12, 1995, between the Selling Stockholder and GM, each Underwriter severally covenants that it will, collectively with the other Underwriters, use its reasonable best efforts (i) to effect a broad public distribution of the Securities and (ii) not to sell to any one Person (or group of related Persons acting pursuant to a plan or arrangement) (whether such Person (or group of related Persons acting pursuant to a plan or arrangement) is buying for its own account or as a fiduciary on behalf of one or more accounts) if (A) such sale is of Securities constituting more than 2% of the Common Stock outstanding as of the date hereof or (B) such Person (or group of related Persons acting pursuant to a plan or arrangement) is a 5% Person, or, at any time prior to the time of such sale, has been designated in a written list provided by GM to the International Lead Managers as, to the reasonable belief of GM, beneficially owning (as defined in Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934, as amended (the "1934 Act")) 2% or more of the total voting power or total value of the Common Stock then outstanding. As used herein, the term "5% Person" shall mean any Person (or group of related Persons acting pursuant to a plan or arrangement) that, directly or indirectly, beneficially owns (as defined in Rule 13d-3) shares of Common Stock that constitute 5% or more of the total voting power or total value of the Common Stock then outstanding. As used herein, the term "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          Each International Manager acknowledges that pursuant to the U.S. Purchase Agreement, each of the U.S. Underwriters has agreed to the undertakings set forth in the immediately preceding paragraph. The International Managers agree to cooperate with the U.S. Underwriters, as necessary or appropriate, such that the distribution of the Securities is made in a manner consistent with the purposes and intent of this Article II.

                                     III.

          Payment of the purchase price for, and delivery of certificates for, or evidence of book-entry transfer of, the Initial International Securities shall be made at the offices of Vinson &

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Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, or at
such other place as shall be agreed upon by the International Lead Managers, the Company and the Selling Stockholder, at 9:00 a.m. (Central time) on a date no later than the fourth business day (unless postponed in accordance with Article VIII herein) following the Representation Date, or such other time not later than ten business days after such date as shall be agreed upon by the International Lead Managers, the Company and the Selling Stockholder (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option International Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, or evidence of book-entry transfer of, such Option International Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the International Lead Managers, the Company and the Selling Stockholder, on each Date of Delivery as specified in the notice from you to the Company and the Selling Stockholder. The Selling Stockholder shall not be obligated to deliver any of the International
Securities to be delivered at Closing Time or on a Date of Delivery except upon payment for all the Securities to be purchased at such time or on such date as provided herein.

          Payment shall be made to the Selling Stockholder by wire transfer of immediately available funds to a bank account designated by the Selling Stockholder, against delivery to the International Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. Certificates for the Initial International Securities and the Option International Securities shall be in such denominations and registered in such names as the International Lead Managers may request in writing at least one full business day before Closing Time or the Date of Delivery, as the case may be. It is understood that each International Manager has authorized the International Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the International Securities which it has agreed to purchase. The International Lead Managers, individually and not as representatives of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the International Securities to be purchased by any International Manager whose funds have not been received by Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder. The certificates for the International Securities will be made available for examination and packaging by the International Lead Managers not later than 10:00 a.m. (Eastern time) on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

                                      IV.

          The several obligations of the Company and the Selling Stockholder and the several obligations of the International Managers hereunder are subject to the condition that the Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than the date hereof.

          The several obligations of the International Managers hereunder are subject to the following further conditions:

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          (a) No stop order suspending the effectiveness of the Registration
     Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change, or development involving in the current reasonable view of the Company's management a prospective material adverse change, in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement; and you shall have received, at Closing Time, a certificate of an officer of the Company (acting on behalf of the Company and without personal liability), dated the Closing Time, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Time. The officer may rely upon the best of his knowledge in making such certification. You shall also have received, at Closing Time, a certificate of an authorized agent of the Selling Stockholder (acting on behalf of the Selling Stockholder and without personal liability), dated the Closing Time, providing that the representations and warranties of the Selling Stockholder contained herein are true and correct as of the Closing Time; such authorized agent may rely upon the best of his knowledge in making such certification.

          (b) You shall have received the favorable opinion, dated as of the Closing Time, of D. Gilbert Friedlander, General Counsel of the Company, to the effect that:

               (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so qualified or in good standing would not have a materially adverse effect on the financial position of the Company and its subsidiaries taken as a whole,

               (ii) the authorized, issued and outstanding capital stock of the Company conforms as to legal matters to the description thereof contained in the International Prospectus,

               (iii) the outstanding shares of Common Stock, including without limitation the International Securities sold by the Selling Stockholder hereunder, have been duly authorized and validly issued and are fully paid and nonassessable,

               (iv) this Agreement has been duly authorized, executed and delivered by the Company,

               (v) the execution, delivery and performance of this Agreement will not contravene any provision of applicable law or the Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company or any

                                       7
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            agreement or other instrument known to such counsel and binding upon the Company, and no consent, approval or authorization of any governmental body or agency is required for the performance of this Agreement other than the registration of the International
            Securities under the 1933 Act and compliance with the securities or Blue Sky Laws of various foreign and state jurisdictions (as to which no opinion is expressed),

               (vi) the statements in the International Prospectus in the second and third paragraphs under "Risk Factors--Dependence on Major Customer; Recent Changes in Pricing and Terms," the statements in the International Prospectus under "Relationship Between the Company and General Motors," and the statements in the International Prospectus under "Description of Capital Stock" and "Underwriting" (other than as to the description of intersyndicate agreements and arrangements, including the appointment of the Global Coordinators), if applicable, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly summarize the information called for with respect to such legal matters and documents, and

               (vii) after due inquiry, such counsel does not know of any legal or governmental proceeding or investigation pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company is subject which is required to be described in the Registration Statement or the International Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the International Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (c) You shall have received the favorable opinion, dated as of the Closing Time, of Baker & Botts, L.L.P., counsel for the Company, covering the matters referred to in (ii) (as to the number and class of authorized capital stock only), (iii) (as to International Securities only), (iv), and
     (vi) (as to "Description of Capital Stock" and "Underwriting" only) in (b) above.

          (d) You shall have received the favorable opinion, dated as of the Closing Time, of each of Vinson & Elkins L.L.P. and Skadden, Arps, Slate, Meagher & Flom, counsels for the Underwriters, covering the matters referred to in (ii) (as to the number and class of authorized capital stock only), (iv) and (vi) (as to "Description of Capital Stock" and "Underwriting" only) in (b) above.

          (e) You shall have received the favorable opinion, dated as of the Closing Time, of Jones, Day, Reavis & Pogue, counsel for the Trustee, to the effect that:

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               (i) the Trustee has been appointed by the named fiduciary of the
            Selling Stockholder (the "Named Fiduciary") (as determined in accordance with Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), to manage the Securities held by the Selling Stockholder and to exercise all rights, powers and privileges appurtenant to such Securities (subject to the authority of the Named Fiduciary to terminate such appointment and appoint one or more other investment managers for any such Securities);

               (ii) the Trustee has full power and authority to execute and deliver this Agreement for the account and on behalf of the Selling Stockholder and to so bind the Selling Stockholder; and

               (iii) upon the delivery of and payment for the International
            Securities as herein contemplated, each of the International Managers who has acquired International Securities from the Selling Stockholder in good faith and without notice of any adverse claim within the meaning of the New York Uniform Commercial Code will acquire such International Securities free of any adverse claim.

          (f) Each counsel referred to in (b), (c) and (d) above shall additionally state that, based upon the participation of such counsel in the preparation of the Registration Statement and International Prospectus and any amendments or supplements thereto (but not including, with respect to counsel referred to in (d) above, documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), nothing has come to the attention of such counsel that would lead such counsel to believe that the Registration Statement, at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the International Prospectus, at the Representation Date (unless the term "International Prospectus" refers to a prospectus which has been provided to the International Managers by the Company for use in connection with the offering of the International Securities which differs from the International Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the International Managers for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel need not make such statement with respect to the financial statements and supporting schedules and other financial information contained or incorporated by reference into or omitted from the Registration Statement and the International Prospectus.

          (g) You shall have received the favorable opinion, dated as of the Closing Time, of Baker & Botts, L.L.P., to the effect that the discussion set forth under the caption

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      "Certain United States Federal Tax Considerations for Non-U.S. Holders" in
      the International Prospectus accurately reflects such counsel's views on the matters discussed therein and is based on reasonable interpretations of existing law.

          (h) You shall have received on the date of this Agreement a letter dated such date and also at the Closing Time a letter dated as of the Closing Time, in each case in form and substance satisfactory to you, from KPMG Peat Marwick LLP, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the historical and pro forma financial statements and certain historical and pro forma financial information contained in or incorporated by reference into the Registration Statement and the International Prospectus.

          (i) At Closing Time counsels for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the International Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the sale of the International Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and your counsel.

          (j) In the event the International Managers exercise their option provided in Article I hereof to purchase all or any portion of the Option International Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

               (i) A certificate, dated such Date of Delivery, of an officer of the Company (acting on behalf of the Company and without personal liability) confirming that the certificate of an officer of the Company delivered at Closing Time pursuant to Article IV(a) hereof remains true and correct as of such Date of Delivery, and a certificate, dated such Date of Delivery, of an authorized agent of the Selling Stockholder (acting on behalf of the Selling Stockholder and without personal liability) confirming that the certificate of an authorized agent of the Selling Stockholder delivered at Closing Time pursuant to Article IV(a) hereof remains true and correct as of such Date of Delivery,

               (ii) The favorable opinion of D. Gilbert Friedlander, General Counsel of the Company, in form and substance satisfactory to counsel for the Managers, dated such Date of Delivery, relating to the Option International Securities and otherwise to the same effect as the opinion required by Article IV(b) and (f) hereof,

               (iii) The favorable opinion of Baker & Botts, L.L.P., counsel for the Company, dated such Date of Delivery, relating to the Option International Securities and otherwise to the same effect as the opinion required by Article IV(c), (f) and (g) hereof,

               (iv) The favorable opinion of each of Vinson & Elkins L.L.P. and Skadden, Arps, Slate, Meagher & Flom, counsels for the Underwriters, dated such Date of Delivery, relating to the Option International Securities and otherwise to the same effect as the opinion required by Article IV(d) and (f) hereof, and

               (v) The favorable opinion of Jones, Day, Reavis & Pogue, counsel for the Trustee, dated such Date of Delivery, relating to the Option International Securities and otherwise to the same effect as the opinion required by Article IV(e) hereof, and

               (vi) The letter from KPMG Peat Marwick LLP, in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Article IV(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          If any condition specified in this Article shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company and the Selling Stockholder at any time at or prior to Closing Time or the Delivery Date of the Option International Securities, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Article VIII.

                                       V.

          In further consideration of the agreements of the International Managers herein contained, the Company covenants as follows:

               (a) To furnish you, without charge, three copies of the Registration Statement as filed with the Commission (including exhibits thereto and documents incorporated therein by reference) and to each other International Manager and the Selling Stockholder a copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and, during the period mentioned in paragraph (c), any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the 1934 Act, which are deemed to be incorporated by reference in the International Prospectus.

               (b) Before amending or supplementing the Registration Statement or the International Prospectus, to furnish you and the Selling Stockholder (or their respective counsel) a copy of each such proposed amendment or supplement, unless otherwise directed by you or the Selling Stockholder.

               (c) If, during such period after the first date of the public offering of the International Securities as in the opinion of your counsel the International Prospectus is required by law to be delivered in connection with sales by a International Manager or dealer, any event shall occur as a result of which it is necessary to amend or supplement the International Prospectus in order to make the statements therein, in the light of the circumstances when the International Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the International Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the International Managers and to the dealers (whose names and addresses you will furnish to the Company) to which International Securities may have been sold by you on behalf of the International Managers and to any other dealers upon request, either amendments or supplements to the International Prospectus so that the statements in the International Prospectus as so amended or supplemented will not, in the light of the circumstances when the International Prospectus is delivered to a purchaser, be misleading or so that the International Prospectus will comply with law.

               (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection therewith.

               (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering the twelve month period ending December 31, 1996, which shall satisfy the provisions of
       Section 11(a) of the 1933 Act and the 1933 Act Regulations.

               (f) Not to sell, transfer or otherwise dispose of or transfer (including any pledge and any disposition upon the foreclosure of any pledge or any agreement to do any of the foregoing), without the prior written consent of the Global Coordinators acting on your behalf, any shares of Common Stock (or securities convertible into or exchangeable or exercisable for such shares) for 90 days following the date of the International Prospectus, provided that the Company shall not be precluded from (i) the issuance of shares of Common Stock upon the conversion, exercise or exchange, by the holder thereof, of options, warrants or other securities convertible into or exercisable for the Common Stock pursuant to the terms of such options, warrants or other securities, (ii) transfers pursuant to the terms of any other agreement to issue shares of Common Stock (or any securities convertible into or exchangeable or exercisable for the Common Stock) in effect on the date of the original filing of the Registration Statement with the Commission, including any such agreement in connection with any previously disclosed acquisition, merger, consolidation or other business combination and (iii) transfers (including grants or issuances) under or in connection with dividend reinvestment plans or employee benefit plans of the Company (or a subsidiary of the Company).

          In further consideration of the agreements of the Underwriters herein contained, the Selling Stockholder covenants not to offer or sell, or solicit offers to purchase, or transfer or otherwise dispose of (including any pledge and any disposition upon the foreclosure of any pledge or any agreement to do any of the foregoing), any shares of Common Stock (or securities convertible into or exchangeable for such shares) (other than transfers to or for the benefit of employee benefit plans of the Company or any of its affiliates) for 90 days following the date of the International Prospectus, without the prior written consent of the Global Coordinators acting on your behalf; provided, that nothing contained in this Article V shall prevent the sale of the Securities hereunder.

                                      VI.

          The Company represents and warrants to each International Manager and the Selling Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company, (ii) each document filed or to be filed pursuant to the 1934 Act and incorporated by reference in the International Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the rules and regulations of the Commission thereunder, (iii) each Preliminary International Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations, (iv) the Registration Statement and International Prospectus complied on the date the Registration Statement became effective, and will comply on the Representation Date, in all material respects with the 1933 Act and the 1933 Act Regulations and, as of such dates did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (v) none of the Company or any material subsidiary does business with the government of Cuba or with any person or affiliate located in Cuba and the Company and each material subsidiary has complied to the extent necessary with all provisions of Section 517.075 of the Florida Securities and Investor Protection Act; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the International Prospectus or any preliminary International Prospectus based upon information furnished to the Company in writing by the Selling Stockholder or by any Underwriter through you expressly for use therein.

          The Selling Stockholder represents and warrants to the Company and each International Manager that (i) this Agreement and the International Pricing Agreement have been duly authorized, executed and delivered by the Selling Stockholder, (ii) the Selling Stockholder has good and marketable title to the International Securities to be sold by the Selling Stockholder hereunder and full power, right and authority to sell the International Securities, and upon the delivery of and payment for the International Securities as herein contemplated, each of the International Managers will receive good and marketable title to the International Securities purchased by it from the Selling Stockholder, free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim or equity, (iii) any written information furnished to the Company by the Selling Stockholder for use in the Registration Statement, the International Prospectus, any amendments or supplements thereto, or any preliminary International Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading and (iv) the Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

          The Trustee represents and warrants to the Company and each International Manager that (i) the Trustee has been appointed by the named fiduciary of the Selling Stockholder (the "Named Fiduciary") (as determined in accordance with Section 402(a) of ERISA) to manage the Securities held by the Selling Stockholder as described herein and to exercise all rights, powers and privileges appurtenant to such Securities (subject to the authority of the Named Fiduciary to terminate such appointment and appoint one or more other investment managers for any such Securities); and (ii) the Trustee has full power and authority to execute and deliver this Agreement for the account and on behalf of the Selling Stockholder and to so bind the Selling Stockholder.

          The Company agrees to indemnify and hold harmless each International Manager, the directors, partners and each person, if any, who controls any International Manager within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act from and against (i) any and all losses, claims, damages, liabilities and reasonable expenses arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the International Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary International Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any and all losses, claims, damages, liabilities and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that any such settlement is effected with the written consent of the Company, and (iii) any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Global Coordinators), reasonably incurred in investigating, preparing and defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under the preceding clauses (i) or (ii), promptly after receipt of adequate documentation relating thereto; provided, however, that this indemnity shall not apply to any such losses, claims, damages, liabilities or expenses arising out of any such untrue statement or omission or alleged untrue statement or omission that is based upon information furnished to the Company in writing by any International Manager through the International Lead Managers expressly for use therein; and provided that the foregoing indemnity agreement with respect to any preliminary prospectuses shall not inure to the benefit of any

International Manager from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased International Securities, or any person controlling such International Manager, if it shall be established that a copy of the International Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such International Manager to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the International Securities to such person, and if the International Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, and if the Company had previously furnished copies thereof to such International Manager in the quantities reasonably requested by such International Manager. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          The Selling Stockholder agrees, to the extent permitted under applicable law, to indemnify and hold harmless the International Managers, their directors, partners and each person, if any, who controls the International Managers within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each International Manager, but only with reference to information furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the International Prospectus, any amendment or supplement thereto, or any preliminary prospectuses. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have. No claim against the assets of the Selling Stockholder shall be created by this paragraph, except as and to the extent permitted by applicable law.

          Each International Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who sign the Registration Statement, the Selling Stockholder, its trustees (including the Trustee) and directors and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each International Manager, but only with reference to information furnished to the Company in writing by such International Manager through the International Lead Managers expressly for use in the Registration Statement, the International Prospectus, any amendment or supplement thereto, or any preliminary prospectuses. This indemnity agreement will be in addition to any liability which any International Manager may otherwise have.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing; provided, however, that the omission so to notify the indemnifying party shall not relieve the indemnifying party of any liability which it may have to such indemnified party except to the extent that the indemnifying party was materially prejudiced by such failure to notify and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed to take reasonable steps necessary to defend diligently any claim within ten calendar days after receiving written notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred after receipt of adequate documentation thereof. In the case of any such separate firm for the International Managers and such control persons of International Managers, such firm shall be designated in writing by the Global Coordinators. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the named fiduciary of the Selling Stockholder. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution could be sought under this Article VI (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          If in any circumstance in which the fees and expenses of counsel are at the expense of the indemnifying party and at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by clause (ii) of the fourth paragraph of this Article VI effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          If the indemnification provided for in the fourth, fifth or sixth paragraph of this Article VI is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the International Managers on the other from the offering of the International Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Selling Stockholder on the one hand and of the International Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the International Managers on the other shall be deemed to be in the same proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the International Managers, in each case as set forth in the table on the cover of the International Prospectus. The relative fault of the Company, the Selling Stockholder and the International Managers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholder or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Selling Stockholder and the International Managers agree that it would not be just and equitable if contribution pursuant to this
Article VI were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Article VI, the aggregate contribution of the Selling Stockholder under this
Article VI, will not exceed the proceeds received by the Selling Stockholder from the International Securities sold by it and the Selling Stockholder shall not be required to contribute under this Article VI in respect of any costs, expenses, losses, damages or other liabilities unless the same arise with reference to any information furnished to the Company in writing by the Trustee acting on behalf of the Selling Stockholder expressly for use in the Registration Statement. Notwithstanding the provisions of this Article VI, no International Manager shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such International Manager hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Managers' obligations to contribute pursuant to this Article VI are several in proportion to the respective number of International Securities purchased by each Manager, and not joint. No party contributing pursuant to this Article VI shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent such contributing party agrees to contribute to that amount paid or payable by the indemnified party as a result of any loss or liability by reason of such settlement.

          As between the Company and the Selling Stockholder on the one hand and the International Managers on the other, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters (but excluding any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the International Managers and the transfer of the Securities between the International Managers and the U.S. Underwriters), (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under U.S. state securities or blue sky laws and foreign securities laws in accordance with the provisions hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectuses and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Managers of copies of the Blue Sky Memorandum and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, and (ix) the filing fees incident to the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities. This paragraph does not supersede any agreement between the Company and the Selling Stockholder with respect to the allocation between them of any such expenses. The Selling Stockholder will pay all stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the International Managers and the transfer of the Securities between the International Managers and the U.S. Underwriters.

          The representations, warranties and agreements in this Article VI shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any International Manager or any person controlling any International Manager or by on behalf of the Company, its officers and directors or any other person controlling the Company and (iii) acceptance of any payment for any of the Securities.

                                      VII.

          This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company and the Selling Stockholder, if prior to the Closing Time (i) there has been, since the Representation Time or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the International Prospectus, the effect of which is such as to make it, in the judgment of the International Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of Securities, (ii) trading in securities generally or trading in the Common Stock on the New York Stock Exchange or the London Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (iii) a general moratorium on commercial banking activities in New York , London or Hong Kong shall have been declared by either Federal, New York State, British or Hong Kong authorities, as applicable, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity the effect of which on the financial markets of the United States, London or Hong Kong is such as to make it, in your reasonable judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities.

                                     VIII.

          This Agreement shall become effective when notification of the effectiveness of the Registration Statement has been released by the Commission and you and the Selling Stockholder shall have agreed upon the public offering price. If the public offering price and the purchase price of the International Securities shall not have been agreed upon, the International Pricing Agreement shall not have been executed and delivered by all parties thereto, or the International Pricing Agreement shall not have been executed and delivered by all parties thereto, prior to 5:00 p.m., New York Time, on the seventh full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability on the part of the International Managers, the Company or the Selling Stockholder, except as set forth herein.

          If as of the Closing Time, any one or more of the International Managers shall fail or refuse to purchase the Initial International Securities which it or they have agreed to purchase hereunder on such date, and the aggregate number of the Initial International Securities which such defaulting International Manager or International Managers agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Initial International Securities to be purchased on such date, the other International Managers shall be obligated severally in the proportions which the number of Initial International Securities set forth opposite their names in Schedule A bear to the aggregate number of Initial International Securities set forth opposite the names of all such non-defaulting International Managers, or in such other proportions as you may specify, to purchase the Initial International Securities which such defaulting International Manager or International Managers agreed but failed or refused to purchase on such date; provided that in no event shall the number of Initial International Securities which any International Manager has agreed to purchase pursuant to Schedule A be increased pursuant to this Article VIII by an amount in excess of one-ninth of such number without the written consent of such International Manager. If, at the Closing Time, any International Manager or International Managers shall fail or refuse to purchase the Initial International Securities and the aggregate number of the Initial International Securities with respect to which such default occurs is more than one-tenth of the aggregate number of the Initial International Securities to be purchased on such date, and arrangements satisfactory to you and the Company and the Selling Stockholder for the purchase of such International Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting International Manager, the Company or the Selling Stockholder. In any such case you or the Company and the Selling Stockholder shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the International Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting International Manager from liability in respect of any default of such International Manager under this Agreement.

          If this Agreement shall be terminated by the International Managers, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement to be complied with or fulfilled by the Company or the Selling Stockholder, or if for any reason the Company or the Selling Stockholder shall be unable to perform its obligations under this Agreement, the party who failed or refused to comply or fulfill any such condition will reimburse the International Managers or such International Managers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such International Managers in connection with this Agreement or the offering contemplated hereunder; provided, that the provisions of Article VI shall survive such termination.

          This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                 Very truly yours,

                                 ELECTRONIC DATA SYSTEMS
                                 CORPORATION


                                 By:
                                    --------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                 GENERAL MOTORS HOURLY-RATE
                                 EMPLOYEES PENSION PLAN

                                 By:  United States Trust Company
                                         of New York, as Trustee


                                       By:
                                          --------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

CONFIRMED AND ACCEPTED,
as of the date first above written

MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.
SALOMON BROTHERS INTERNATIONAL LIMITED
FURMAN SELZ LLC

By:  MERRILL LYNCH INTERNATIONAL LIMITED

   By:
      ----------------------------------
          Authorized Signatory


For themselves and as International Lead Managers of the other International Managers named in Schedule A to the International Purchase Agreement.

                                   EXHIBIT A

                               4,500,000 Shares

                      ELECTRONIC DATA SYSTEMS CORPORATION

                           (a Delaware corporation)

                                 Common Stock

                          (Par Value $0.01 Per Share)


                               PRICING AGREEMENT
                               -----------------

                                                                          , 1996

MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.
SALOMON BROTHERS INTERNATIONAL LIMITED
FURMAN SELZ LLC
     as International Lead Managers of the
     several International Managers
c/o  Merrill Lynch International
     Ropemaker Place
     25 Ropemaker Street
     London EC2Y 9LY
     England

Ladies and Gentlemen:

          Reference is made to the International Purchase Agreement, dated
                  , 1996 (the "International Purchase Agreement"), relating to the purchase by the several International Managers named in Schedule A thereto (the "International Managers"), of the above shares of Common Stock (the "Securities") of Electronic Data Systems Corporation (the "Company").

          Pursuant to Article I of the International Purchase Agreement, the Selling Stockholder agrees with each International Manager as follows:

          (1) The public offering price per share for the Securities, determined
as provided in said Article I, shall be $          .

          (2) The purchase price per share for the Initial International Securities to be paid by the several International Managers, and the purchase
price per share for the Option International Securities, shall be $           ,
being an amount equal to the public offering price set forth above less $ per share.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Selling Stockholder a counterpart hereof (with a copy to the Company), whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers and the Selling Stockholder in accordance with its terms.

                                         GENERAL MOTORS HOURLY-RATE
                                         EMPLOYEES PENSION PLAN

                                         By:  United States Trust Company
                                                 of New York, as Trustee



                                              By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

CONFIRMED AND ACCEPTED,
as of the date first above written

MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.
SALOMON BROTHERS INTERNATIONAL LIMITED
FURMAN SELZ LLC

By:  MERRILL LYNCH INTERNATIONAL



   By:
      --------------------------------
          Authorized Signatory


For themselves and as International Lead Managers of the other International Managers named in Schedule A to the International Purchase Agreement.

                                   SCHEDULE A

       Name of                                Number of Initial        Number of Option
International Manager                     International Securities  International Securities
- ---------------------                     ------------------------  ------------------------
Merrill Lynch International

Morgan Stanley & Co. International
 Limited

Goldman Sachs International

Bear, Stearns International Limited

Lehman Brothers International (Europe)

J.P. Morgan Securities Ltd.

Salomon Brothers International Limited

Furman Selz LLC

                                     A-4